Exhibit 99.1

FOR IMMEDIATE RELEASE

FedEx Reports Strong Revenue and Earnings

Growth in Second Quarter

Earnings Guidance Raised for the Year

MEMPHIS, Tenn., December 16, 2004 ... FedEx Corporation (NYSE: FDX) reported earnings of $1.15 per diluted share for the second quarter ended November 30, consistent with the company’s previous guidance of $1.10 to $1.20 per share.  Earnings in last year’s second quarter were $0.30 per diluted share.

FedEx Corp. reported the following consolidated results for the second quarter:

•        Revenue of $7.33 billion, up 24% from $5.92 billion the previous year

•        Operating income of $600 million, up from $183 million a year ago

•        Operating margin of 8.2%, up from last year’s 3.1%

•        Net income of $354 million, up from $91 million the previous year

“We have very strong momentum across our business segments,” said Frederick W. Smith, chairman, president and chief executive officer.  “Global and U.S. economic conditions remain favorable, and businesses are replenishing inventories and investing at a healthy pace.  The demand for FedEx services is strong and we are highly optimistic about our growth and profitability during the second half of our fiscal year.”

FedEx expects third quarter earnings to be $0.90 to $1.00 per diluted share and has increased its earnings guidance for the year to $4.60 to $4.70 per diluted share, compared to previous guidance of $4.40 to $4.60 per diluted share.  The capital spending forecast for fiscal 2005 is approximately $2.2 billion.

“We expect to produce strong cash flow this year despite the additional investments we are making in our networks to accommodate growth and a voluntary $300 million

- more -

contribution to our pension plan,” said Alan B. Graf, Jr., executive vice president and chief financial officer.  “We remain committed to improving margins, returns and cash flow.”

Total average daily package volume at FedEx Express and FedEx Ground combined grew more than 8% year over year for the quarter, led by double-digit growth in ground and FedEx International Priority® shipments and a return to growth in U.S. domestic express shipments.  FedEx Freight average daily less-than-truckload (LTL) shipment volume increased 12%.  Revenue per package increased at both FedEx Express and FedEx Ground, while LTL revenue per hundredweight grew at FedEx Freight.

Second quarter revenues included $524 million from FedEx Kinko’s, which was acquired in February 2004.  A $48 million or $0.10 per diluted share one-time charge was taken during the quarter following the Department of Transportation’s issuance of a final order in its administrative review of the FedEx Express claim for compensation under the Air Transportation Safety and System Stabilization Act.  Partially offsetting this charge during the quarter was a $0.04 per diluted share tax benefit resulting from the passage of the American Jobs Creation Act of 2004.  Last year’s second quarter included $283 million or $0.57 per diluted share of business realignment expenses associated with voluntary early retirement and severance programs.

FedEx Express Segment

For the second quarter, the FedEx Express segment reported:

•        Revenue of $4.83 billion, up 13% from last year’s $4.28 billion

•        Operating income of $333 million, up from a loss of $19 million a year ago

•        Operating margin of 6.9%, up from (0.4)% the previous year

FedEx International Priority (IP) revenue continued its strong growth, increasing more than 22% for the quarter.  IP average daily package volume grew 12%, led by strong growth in Asia, U.S. export and Europe.  IP revenue per package grew 10%, primarily due to fuel surcharges, an increase in average weight per package and favorable exchange rate differences.  U.S. domestic express package revenue increased 9%, as revenue per package increased 7% due to higher fuel surcharge revenue and increases in average weight per package and average rate per pound.  U.S. domestic average daily package volume increased 1%.

Operating income improved dramatically year over year, benefiting from revenue growth, savings from business realignment programs and ongoing cost control efforts, offset by the $48 million charge related to the Department of Transportation.  Also, the second quarter of fiscal 2004 included $279 million of costs related to business realignment.

On November 22, 2004, FedEx Express entered into a fifth addendum to its transportation agreement with the U.S. Postal Service, allowing the company to continue carrying higher committed volumes through May 31, 2006 than required under the original seven year agreement which began in August 2001.

Air Cargo World magazine for the second straight year ranked FedEx Express number one in its recent “World’s Top 50 Cargo Airlines” list.  The magazine’s research shows FedEx Express has the largest share of the global air cargo market, based on scheduled freight ton kilometers flown during 2003.

FedEx Ground Segment

For the second quarter, the FedEx Ground segment reported:

•        Revenue of $1.17 billion, up 20% from last year’s $978 million

•        Operating income of $135 million, even with a year ago

•        Operating margin of 11.5%, down from 13.8% the previous year

FedEx Ground average daily package volume grew at a robust 16% rate year over year in the second quarter.  Yield improved 2% primarily due to an increase in extra services revenue, partially offset by a lower average weight per package and the elimination of the FedEx Ground fuel surcharge in January 2004.  A fuel surcharge will be reinstated on January 3, 2005.

Despite significantly improved field productivity, the FedEx Ground segment operating margin was lower due to increased fuel costs, the absence of a fuel surcharge and a $10 million charge for termination of a vendor agreement at FedEx Supply Chain Services.  Overall, these items negatively impacted operating margin by approximately three percentage points.

Results of FedEx SmartPost, formerly Parcel Direct, are included in the FedEx Ground segment beginning September 12, 2004.  FedEx SmartPost was acquired on that date from a privately held company and is a leading small-parcel consolidator.  The financial results of FedEx SmartPost did not materially affect revenue, operating profit or margin during the quarter.

FedEx Freight Segment

For the second quarter, the FedEx Freight segment reported:

•        Revenue of $820 million, up 23% from last year’s $664 million

•        Operating income of $102 million, up 55% from $66 million a year ago

•        Operating margin of 12.5%, up from 10.0% the previous year

Average daily LTL shipments increased 12% year over year due to market share gains and increased demand for services.  LTL yield improved 9% year over year due to incremental fuel surcharges, growth in interregional freight service and higher rates.  Operating margin was up significantly compared to the previous year due to volume growth, higher fuel surcharges and productivity gains.

FedEx Kinko’s Segment

For the second quarter, the FedEx Kinko’s segment reported:

•        Revenue of $524 million

•        Operating income of $29 million

•        Operating margin of 5.7%

FedEx Kinko’s revenue and operating margin during the second quarter reflect an increase in business levels as compared to the first quarter, due to the seasonal improvement resulting from back-to-school and pre-holiday demand.  Second quarter revenue reflects continued international expansion and strong demand from signs and graphics, retail services and retail products.

Operating margin was impacted by integration activities, which includes costs associated with the launch of pack and ship services at each U.S. location, the centralization of the FedEx Kinko’s corporate office and store rebranding.  Costs associated with the integration of FedEx Kinko’s will continue throughout the remainder of fiscal 2005.

During the quarter, FedEx Kinko’s launched packing services in approximately 1,100 FedEx Kinko’s Office and Print Centers nationwide. The introduction created a complete pack and ship solution that further expands FedEx Kinko’s industry-leading range of services.  FedEx Kinko’s is also focusing its efforts on attracting a larger share of the commercial document solutions and business services market.

Tax Rate

The company’s effective tax rate was 36% for the second quarter and is anticipated to be approximately 38% for the full year.  The lower tax rate was primarily due to an improvement in the company’s ability to utilize its foreign tax credits to reduce double taxation on certain international operations as a result of the passage of the American Jobs Creation Act of 2004.  The reduction provided a $0.04 per diluted share benefit to the second quarter.

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services.  With annual revenues of $27 billion, the company offers integrated business applications through operating companies competing collectively and managed collaboratively, under the respected FedEx brand.  Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its more than 250,000 employees and contractors to remain “absolutely, positively” focused on safety, the highest ethical and professional standards and the needs of their customers and communities. For more information, visit fedex.com.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs and second quarter FY2005 Statistical Book.  These materials, as well as a Webcast of the earnings release conference call to be held at 8:30 a.m. EST on December 16 are available on the company’s Web site at www.fedex.com/us/investorrelations.  A replay of the conference call Webcast will be posted on our Web site following the call.

Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance.  Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements.  Potential risks and uncertainties include, but are not limited to, any impacts on our business resulting from the duration and magnitude of the U.S. domestic economic recovery, new U.S. domestic or international government regulation, the impact from any terrorist activities or international conflicts, our ability to effectively operate, integrate and leverage the FedEx Kinko’s business, the impact of changes in fuel prices and currency exchange rates, our ability to match capacity to shifting volume levels and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and filings with the SEC.

Media Contact:  Jess Bunn 901-818-7463

Investor Contact:  Jim Clippard 901-818-7468

Home Page:  fedex.com

FEDEX CORP. FINANCIAL HIGHLIGHTS

Second Quarter Fiscal 2005

(In millions, except earnings per share and FTEs)

(Unaudited)

	Three Months Ended November 30			Six Months Ended November 30
	2004	2003	%	2004	2003	%
Revenue:
FedEx Express segment	$4,834	$4,279	13%	$9,450	$8,416	12%
FedEx Ground segment	1,174	978	20%	2,247	1,892	19%
FedEx Freight segment	820	664	23%	1,627	1,301	25%
FedEx Kinko’s segment	524	—	NM	1,014	—	NM
Other & eliminations	(18)	(1)	NM	(29)	(2)	NM
Total Revenue	7,334	5,920	24%	14,309	11,607	23%

Operating Expenses:
Salaries and employee benefits	2,930	2,559	14%	5,850	5,129	14%
Purchased transportation	747	598	25%	1,428	1,153	24%
Rentals and landing fees	584	447	31%	1,143	876	30%
Depreciation and amortization	363	336	8%	723	670	8%
Fuel	592	352	68%	1,075	686	57%
Maintenance and repairs	415	370	12%	835	734	14%
Airline Stabilization Act charge	48	—	NM	48	—	NM
Business realignment costs	—	283	NM	—	415	NM
Other	1,055	792	33%	2,028	1,561	30%
Total Operating Expenses	6,734	5,737	17%	13,130	11,224	17%

Operating Income (Loss):
FedEx Express segment	333	(19)	NM	643	4	NM
FedEx Ground segment	135	135	—	282	251	12%
FedEx Freight segment	102	66	55%	205	127	61%
FedEx Kinko’s segment	29	—	NM	48	—	NM
Other & eliminations	1	1	NM	1	1	NM
Total Operating Income	600	183	228%	1,179	383	208%

Other Income (Expense):
Interest, net	(38)	(35)	9%	(77)	(40)	93%
Other, net	(8)	(2)	300%	(14)	(1)	NM
Total Other Income (Expense)	(46)	(37)	24%	(91)	(41)	122%

Pretax Income	554	146	279%	1,088	342	218%

Provision for Income Taxes	200	55	264%	404	123	228%

Net Income	$354	$91	289%	$684	$219	212%

Diluted Earnings Per Share	$1.15	$0.30	283%	$2.23	$0.72	210%

Weighted Average Common and Common Equivalent Shares	307	304	1%	306	304	1%

Capital Expenditures	$781	$308	154%	$1,175	$608	93%

Average Full-Time Equivalents (FTEs in thousands)(1)	216	191	13%	214	190	13%

(1) - The three-month and six-month periods ended November 30, 2004 include FedEx Kinko’s.

Note:  Certain prior period amounts have been reclassified to conform to the current period’s presentation.

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS

Second Quarter Fiscal 2005

(In millions)

	Nov. 30, 2004	May 31, 2004
	(Unaudited)
ASSETS

Current Assets:
Cash and cash equivalents	$939	$1,046
Other current assets	4,194	3,924
Total Current Assets	5,133	4,970

Net Property and Equipment	9,346	9,037

Other Long-Term Assets	5,558	5,127

	$20,037	$19,134

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current Liabilities:
Current portion of long-term debt	$775	$750
Other current liabilities	4,139	3,982
Total Current Liabilities	4,914	4,732

Long-Term Debt, Less Current Portion	2,740	2,837

Other Long-Term Liabilities	3,587	3,529

Total Common Stockholders’ Investment	8,796	8,036

	$20,037	$19,134

FEDEX CORP. CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

Second Quarter Fiscal 2005

(In millions)

(Unaudited)

	Six Months Ended November 30
	2004	2003

Operating Activities:
Net income	$684	$219
Noncash charges (credits):
Depreciation and amortization	723	670
Other, net	(7)	64
Changes in operating assets and liabilities, net	(161)	307

Net cash provided by operating activities	1,239	1,260

Investing Activities:
Capital expenditures	(1,175)	(608)
Business acquisition	(122)	—
Proceeds from asset dispositions	5	12

Net cash used in investing activities	(1,292)	(596)

Financing Activities:
Dividends paid	(42)	(30)
Other, net	(12)	(142)

Net cash used in financing activities	(54)	(172)

Net (decrease) increase in cash and cash equivalents	(107)	492

Cash and cash equivalents at beginning of period	1,046	538
Cash and cash equivalents at end of period	$939	$1,030

FEDEX EXPRESS SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Second Quarter Fiscal 2005

(Dollars in millions)

(Unaudited)

	Three Months Ended November 30			Six Months Ended November 30
	2004	2003	%	2004	2003	%
FINANCIAL HIGHLIGHTS

Revenue	$4,834	$4,279	13%	$9,450	$8,416	12%

Operating Expenses:
Salaries and employee benefits	1,873	1,806	4%	3,762	3,640	3%
Purchased transportation	206	169	22%	397	327	21%
Rentals and landing fees	399	384	4%	782	754	4%
Depreciation and amortization	199	203	(2)%	399	407	(2)%
Fuel	513	310	65%	935	603	55%
Maintenance and repairs	322	293	10%	647	578	12%
Airline Stabilization Act charge	48	—	NM	48	—	NM
Business realignment costs	—	279	NM	—	411	NM
Intercompany charges	374	347	8%	736	689	7%
Other	567	507	12%	1,101	1,003	10%
Total Operating Expenses	4,501	4,298	5%	8,807	8,412	5%

Operating Income (Loss)	$333	$(19)	NM	$643	$4	NM

Operating Margin	6.9%	(0.4)%		6.8%	0.0%

OPERATING STATISTICS

Operating Weekdays	63	63	—	128	127	1%

AVG DAILY VOLUME / POUNDS
Average Daily Package Volume (000s):

U.S. Overnight Box	1,179	1,169	1%	1,164	1,169	(0)%
U.S. Overnight Envelope	663	655	1%	663	668	(1)%
U.S. Deferred	941	924	2%	901	898	0%
Total U.S. Domestic Package	2,783	2,748	1%	2,728	2,735	(0)%
International Priority	443	397	12%	430	383	12%
Total Average Daily Packages	3,226	3,145	3%	3,158	3,118	1%

Average Daily Freight Pounds (000s):

U.S.	9,008	8,649	4%	8,605	8,270	4%
International	1,874	2,092	(10)%	1,867	2,185	(15)%
Total Avg Daily Freight Pounds	10,882	10,741	1%	10,472	10,455	0%

YIELD
Revenue Per Package:

U.S. Overnight Box	$19.81	$18.29	8%	$19.59	$18.15	8%
U.S. Overnight Envelope	10.33	9.90	4%	10.27	9.90	4%
U.S. Deferred	11.51	10.74	7%	11.54	10.81	7%
Total U.S. Domestic Package	14.74	13.75	7%	14.67	13.72	7%
International Priority	55.13	50.30	10%	54.04	49.57	9%
Composite Package Yield	$20.28	$18.37	10%	$20.03	$18.13	10%

Revenue Per Freight Pound:

U.S.	$0.83	$0.74	12%	$0.81	$0.73	11%
International	0.77	0.74	4%	0.76	0.73	4%
Composite Freight Yield	$0.82	$0.74	11%	$0.80	$0.73	10%

Average Full-Time Equivalents (000s)	122	122	—	122	122	—

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Second Quarter Fiscal 2005

(Dollars in millions)

(Unaudited)

	Three Months Ended November 30			Six Months Ended November 30
	2004	2003	%	2004	2003	%
FINANCIAL HIGHLIGHTS

Revenue	$1,174	$978	20%	$2,247	$1,892	19%

Operating Expenses:
Salaries and employee benefits	213	187	14%	410	364	13%
Purchased transportation	456	367	24%	866	709	22%
Rentals	32	26	23%	58	46	26%
Depreciation and amortization	43	39	10%	83	76	9%
Fuel	13	3	333%	20	5	300%
Maintenance and repairs	26	24	8%	52	47	11%
Intercompany charges	119	103	16%	234	205	14%
Other	137	94	46%	242	189	28%
Total Operating Expenses	1,039	843	23%	1,965	1,641	20%

Operating Income	$135	$135	—	$282	$251	12%

Operating Margin	11.5%	13.8%		12.6%	13.3%

OPERATING STATISTICS

Operating Weekdays	63	63	—	128	127	1%

Average Daily Package Volume(1) (000s)	2,725	2,342	16%	2,584	2,228	16%
Yield (Revenue Per Package)(1)	$6.48	$6.37	2%	$6.51	$6.40	2%

(1) - Package statistics exclude FedEx SmartPost.

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Second Quarter Fiscal 2005

(Dollars in millions)

(Unaudited)

	Three Months Ended November 30			Six Months Ended November 30
	2004	2003	%	2004	2003	%
FINANCIAL HIGHLIGHTS

Revenue	$820	$664	23%	$1,627	$1,301	25%

Operating Expenses:
Salaries and employee benefits	406	345	18%	816	685	19%
Purchased transportation	88	64	38%	172	120	43%
Rentals and landing fees	26	25	4%	51	49	4%
Depreciation and amortization	26	24	8%	50	45	11%
Fuel	65	39	67%	119	78	53%
Maintenance and repairs	31	29	7%	62	56	11%
Intercompany charges	7	4	75%	13	10	30%
Other	69	68	1%	139	131	6%
Total Operating Expenses	718	598	20%	1,422	1,174	21%

Operating Income	$102	$66	55%	$205	$127	61%

Operating Margin	12.5%	10.0%		12.6%	9.8%

OPERATING STATISTICS

LTL Operating Weekdays	62	62	—	127	126	1%

LTL Shipments Per Day (000s)	65	58	12%	65	57	14%
Weight Per LTL Shipment (lbs)	1,130	1,119	1%	1,129	1,119	1%
LTL Revenue/CWT	$15.55	$14.32	9%	$15.26	$14.14	8%

Note:  Certain prior period amounts have been reclassified to conform to the current period’s presentation.

FEDEX KINKO’S SEGMENT FINANCIAL HIGHLIGHTS

Second Quarter Fiscal 2005

(Dollars in millions)

(Unaudited)

	Three Months Ended November 30 2004	Six Months Ended November 30 2004
FINANCIAL HIGHLIGHTS

Revenue	$524	$1,014

Operating Expenses:
Salaries and employee benefits	186	368
Rentals	114	224
Depreciation and amortization	32	64
Maintenance and repairs	10	19
Intercompany charges	3	6
Other operating expenses:
Supplies, including paper and toner	85	162
Other	65	123
Total Operating Expenses	495	966

Operating Income	$29	$48

Operating Margin	5.7%	4.8%

Note:  The FedEx Kinko’s segment was formed in the fourth quarter of fiscal 2004.